                                                                   EXHIBIT 10.1


                                AMENDMENT NO. 1
                                       TO
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is made and entered into this 31st day of October, 2001, to be effective for all purposes as of February 13, 2001, by and between CHICO'S FAS, INC., a Florida corporation (the "Company"), and JAMES P. FRAIN, residing at 3980 West Riverside Drive, Fort Myers, FL 33901 (the "Employee").

                                  WITNESSETH:

         WHEREAS, the parties hereto have entered into that certain Employment Agreement dated as of April 14, 2000 by and between the Company and the Employee (the "Employment Agreement"); and

         WHEREAS, the Company and the Employee have agreed to amend the terms of the Employment Agreement in certain respects as set forth in this Amendment No. 1 to Employment Agreement (the "Amendment").

1.       COMPENSATION

         Section 3(a) of the Employment Agreement shall be replaced in its entirety by the following, with the specified annualized salary effective from February 13, 2001:

                  (a) The Employer shall pay to the Employee as compensation for all services rendered by the Employee during the term of this Agreement a basic annualized salary of $190,000 per year (the "Basic Salary"), or such other sum as the parties may agree on from time to time, payable monthly or in other more frequent installments, as determined by the Employer. The Board of Directors of the Employer shall have the right to increase the Employee's compensation from time to time by action of the Board of Directors. In addition, the Board of Directors of the Employer, in its discretion, may, with respect to any year during the term hereof, award a bonus or bonuses to the Employee. The compensation provided for in this Section 3(a) shall be in addition to any pension or profit sharing payments set aside or allocated for the benefit of the Employee.

2.       DUTIES

         Section 4 of the Employment Agreement shall be replaced in its entirety as follows:


                                       1.

                  4. DUTIES. The Employee is engaged as the Vice President - Director of Marketing. In addition, the Employee shall have such other duties and hold such other offices as may from time to time be reasonably assigned to him by the Board of Directors of the Employer.

3.       OTHER TERMINATIONS

         Section 8(c)(i) of the Employment Agreement shall be replaced in its entirety as follows:

                           (i)      If the Employer shall terminate the
         employment of the Employee without good cause effective on a date earlier than the termination date provided for in Section 2 (with the effective date of termination as so identified by the Employer being referred to herein as the "Accelerated Termination Date"), the Employee until the date which is twelve (12) months after the Accelerated Termination Date, shall continue to receive the Basic Salary and other compensation and employee benefits (including without limitation the bonus that would otherwise have been payable during such compensation continuation period under the bonus plan in effect immediately before the Accelerated Termination Date) that the Employer has heretofore in Section 3 agreed to pay and to provide for the Employee, in each case in the amount and kind and at the time provided for in Section 3; provided that, notwithstanding such termination of employment, the Employee's covenants set forth in Section 10 and
         Section 11 are intended to and shall remain in full force and effect.

         Section 8(d) of the Employment Agreement shall be replaced in its entirety by Sections 8(d), 8(e) and 8(f), as follows:

                  (d)      Rights Upon Change in Control.

                           (i) If a Change in Control of the Employer, as defined in Section 8(d)(ii) shall occur and the Employee shall:

                                    (1)      voluntarily terminate his
                  employment within one year following such Change in Control and such termination shall be as a result of the Employee's good faith determination that as a result of the Change in Control and a change in circumstances thereafter significantly affecting his position, he can no longer adequately exercise the authorities, powers, functions or duties attached to his position as an executive officer of the Employer; or

                                    (2)      voluntarily terminate his
                  employment within one year following such Change in Control, and such termination shall be as a result of the Employee's good faith determination that he can no longer perform his


                                       2.

                  duties as an executive officer of the Employer by reason of a substantial diminution in his responsibilities, status or position; or

                                    (3)      have his employment terminated by
                  the Employer for reasons other than those specified in
                  Section 8(b)(ii) within one (1) year following such Change in Control;

         then in any of the above three cases, the Employee shall have, instead of the further rights described in Section 3(a), the right to immediately terminate this Agreement and a nonforfeitable right to receive the sum of the monthly amounts of his Basic Salary for a period equal to 12 months plus an amount equal to his most recently set annual target bonus.

                           (ii) For purposes of this Agreement, a "Change in Control" shall mean:

                                    (1)      the obtaining by any party of
                  fifty percent (50%) or more of the voting shares of the Employer pursuant to a "tender offer" for such shares as provided under Rule 14d-2 promulgated under the Securities Exchange Act of 1934, as amended, or any subsequent comparable federal rule or regulation governing tender offers; or

                                    (2)      individuals who were members of
                  the Employer's Board of Directors immediately prior to any particular meeting of the Employer's shareholders which involves a contest for the election of directors fail to constitute a majority of the members of the Employer's Board of Directors following such election; or

                                    (3)      the Employer's executing an
                  agreement concerning the sale of substantially all of its assets to a purchaser which is not a subsidiary; or

                                    (4)      the Employer's adoption of a plan
                  of dissolution or liquidation; or

                                    (5)      the Employer's executing an
                  agreement concerning a merger or consolidation involving the Employer in which the Employer is not the surviving corporation or if, immediately following such merger or consolidation, less than fifty percent (50%) of the surviving corporation's outstanding voting stock is held by persons who are stockholders of the Employer immediately prior to such merger or consolidation.


                                       3.

                           (iii)    The provisions of Section 8(c) and this
         Section 8(d) are mutually exclusive, provided, however, that if within one year following commencement of an 8(c) payout there shall be a Change in Control as defined in Section 8(d)(ii), then the Employee shall be entitled to the amount payable to the Employee under Section 8(d)(i) reduced by the amount that the Employee has received under
         Section 8(c) up to the date of the change in control. The triggering of the lump sum payment requirement of this Section 8(d) shall cause the provisions of Section 8(c) to become inoperative. The triggering of the continuation of payment provisions of Section 8(c) shall cause the provisions of Section 8(d) to become inoperative except to the extent provided in this Section 8(d)(iii).

                  (e) Compensation Payable Upon Termination by Employer for Good Cause or Voluntarily by Employee Absent Change in Control. If the employment of the Employee is terminated for good cause under
         Section 8(b)(ii) of this Agreement, or if the Employee voluntarily terminates his employment by written notice to the Employer under
         Section 8(a) of this Agreement without reliance on Section 8(d), the Employer shall pay to the Employee any compensation earned but not paid to the Employee prior to the effective date of such termination. Under such circumstances, such payment shall be in full and complete discharge of any and all liabilities or obligations of the Employer to the Employee hereunder, and the Employee shall be entitled to no further benefits under this Agreement.

                  (f) Release. Payment of any compensation to the Employee under this Section 8 following termination of employment shall be conditioned upon the prior receipt by the Employer of a release executed by the Employee in substantially the form attached to this Agreement as Exhibit A.

4.       NONCOMPETITION AND NONSOLICITATION

         Section 11 of the Employment Agreement shall be replaced in its entirety as follows:

                  11.      NONSOLICITATION.

                  The Employee hereby acknowledges that, during and solely as a result of his employment by the Employer, he has received and shall continue to receive access to confidential information and business and professional contacts. In consideration of the special and unique opportunities afforded to the Employee by the Employer as a result of the Employee's employment, the Employee hereby agrees as follows:

                           (a) During his employment with the Employer and, except as may be otherwise herein provided, for a period of two
         (2) years following the termination of his employment with the Employer, regardless of the reason for such termination,


                                      4.

         the Employee agrees he will refrain from and will not, directly or indirectly, as an individual, partner, officer, director, stockholder, employee, advisor, independent contractor, joint venturer, consultant, agent, representative, salesman or otherwise solicit any of the employees of the Employer to terminate their employment.

                           (b) The period of time during which the Employee is prohibited from engaging in certain business practices pursuant to
         Section 11(a) shall be extended by any length of time during which the Employee is in breach of such covenants.

                           (c) It is understood by and between the parties hereto that the foregoing restrictive covenants set forth in Sections 11(a) and (b) are essential elements of this Agreement, and that, but for the agreement of the Employee to comply with such covenants, the Employer would not have agreed to enter into this Agreement. Such covenants by the Employee shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of the Employee against the Employer, whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by the Employer of such covenants.

                           (d) It is agreed by the Employer and Employee that if any portion of the covenants set forth in this Section 11 are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The Employer and Employee agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this
         Section 11 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against the Employee. The Employer and the Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Employer.

5.       NOTICE ADDRESS

                  The notice address for the Executive in Section 19 of the Employment Agreement shall be changed to be the following:


                                      5.

                  To the Executive:

                  James P. Frain
                  3980 West Riverside Drive
                  Fort Myers, FL  33901




6.       MISCELLANEOUS

         Unless specifically modified, added or deleted by this Amendment No.1, all terms and provisions of the Employment Agreement remain in full force and effect throughout the term of the Employment Agreement, as amended.


         IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.


                                    CHICO'S FAS, INC.


                                    By:  /s/ Marvin J. Gralnick
                                       ----------------------------------------
                                       Marvin J. Gralnick, President

                                             "Company"


                                         /s/ James P. Frain
                                       ----------------------------------------
                                       JAMES P. FRAIN

                                             "Employee"


                                      6.

                                   EXHIBIT A
                                       TO
                    EMPLOYMENT AGREEMENT WITH JAMES P. FRAIN
                     DATED AS OF APRIL 14, 2000, AS AMENDED

                                    RELEASE

         WHEREAS, _______________________________ (the "Executive") is an
employee of Chico's FAS, Inc., (the "Company") and is a party to the Employment Agreement dated __________________ (the "Agreement");

         WHEREAS, the Executive's employment has been terminated in accordance with Section 8___ of the Agreement; and

         WHEREAS, the Executive is required to sign this Release in order to receive the payment of any compensation under Section 8 of the Agreement following termination of employment.

         NOW, THEREFORE, in consideration of the promises and agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and intending to be legally bound, the Executive agrees as follows:

         1. This Release is effective on the date hereof and will continue in effect as provided herein.

         2. In consideration of the payments to be made and the benefits to be received by the Executive pursuant to the Agreement (collectively, the "Release Consideration"), which the Executive acknowledges are in addition to payments and benefits to which the Executive would be entitled but for the Agreement, the Executive, for the Executive and the Executive's dependents, successors, assigns, heirs, executors and administrators (and the Executive and their legal representatives of every kind), hereby releases, dismisses, remises and forever discharges the Company, its predecessors, parents, subsidiaries, divisions, related or affiliated companies, officers, directors, stockholders, members, employees, heirs, successors, assigns, representatives, agents and counsel (collectively the "Released Party") from any and all arbitrations, claims, including claims for attorney's fees, demands, damages, suits, proceedings, actions and/or causes of action of any kind and every description, whether known or unknown, which the Executive now has or may have had for, upon, or by reason of any cause whatsoever ("claims"), against the Released Party, including but not limited to:

         (a) any and all claims arising out of or relating to Executive's employment by or service with the Company and the Executive's termination from the Company.

         (b) any and all claims of discrimination, including but not limited to claims of discrimination on the basis of sex, race, age, national origin, marital status, religion or handicap, including, specifically, but without limiting the generality of the foregoing, any claims under the Age Discrimination in Employment Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act; and

         (c) any and all claims of wrongful or unjust discharge or breach of any contract or promise, express or implied.


                                     A-1.

Notwithstanding the foregoing, nothing herein shall be considered as releasing the Company from its obligations to pay and/or provide the Release Consideration or as an agreement by the Executive not to file a lawsuit to enforce the payment and/or providing of the Release Consideration.

         3. The Executive understands and acknowledges that the Company does not admit any violation of law, liability or invasion of any of the Executive rights and that any such violation, liability or invasion is expressly denied. The consideration provided for this Release is made for the purpose of settling and extinguishing all claims and rights (and every other similar or dissimilar matter) that the Executive ever had or now may have against the Company to the extent provided in this Release. The Executive further agrees and acknowledges that no representations, promises or inducements have been made that the Company other than as appear in the Agreement.

         4.       The Executive further agrees and acknowledges that:

         (a) The Release provided for herein releases claims to and including the date of this Release;

         (b) The Executive has been advised by the Company to consult with legal counsel prior to executing this Release, has had an opportunity to consult with and to be advised by legal counsel of the Executive's choice, fully understands the terms of this Release, and enters into this Release freely, voluntarily and intending to be found.

         (c) The Executive has been given a period of 21 days to review and consider the terms of this Release, prior to its execution and that the Executive may use as much of the 21 day period as the Executive desires; and

         (d) The Executive may, within 7 days after execution, revoke this Release. Revocation shall be made by delivering a written notice of revocation to the Chief Financial Officer at the Company. For such revocation to be effective, written notice must be actually received by the Chief Financial Officer at the Company no later than the close of business on the 7th day after the Executive executes this Release. If the Executive does exercise the Executive's right to revoke this Release, all of the terms and conditions of the Release shall be of no force and effect and the Company shall not have any obligation to make payments or provide benefits to the Executive as set forth in Sections 8 of the Agreement.

         5. The Executive agrees that the Executive will never file a lawsuit or other complaint asserting any claim that is released in this Release.

         6. The Executive waives and releases any claim that the Executive has or may have to reemployment after ___________________________.

         IN WITNESS WHEREOF, the Executive has executed and delivered this Release on the date set forth below.

Dated:
      ----------------------------------

                                             ----------------------------------


                                     A-2.